Exhibit 1.1

VICI PROPERTIES INC.

COMMON STOCK (PAR VALUE $0.01 PER SHARE)

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

November 18, 2021

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

AMENDMENT NO. 1, dated as of the 18th day of November, 2021 (the “Amendment No. 1”), by and among VICI Properties Inc., a Maryland corporation (the “Company”), VICI Properties L.P., a Delaware limited partnership (the “Operating Partnership”), and (i) Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC as sales agents, forward sellers (except in the case of Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated) and/or principals (each, a “Manager,” and collectively, the “Managers”) and (ii) each of Citibank, N.A., Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Morgan Stanley & Co. LLC, Truist Bank and Wells Fargo, National Association (each, a “Forward Purchaser,” and collectively, the “Forward Purchasers”), to that certain Equity Distribution Agreement, dated May 27, 2021 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Company, the Operating Partnership, Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc., Wells Fargo Securities, LLC, Citibank, N.A., Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Truist Bank and Wells Fargo, National Association are parties to the Agreement (the “Original Parties”) pursuant to which the Company may (i) issue and sell through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and/or (ii) instruct the relevant Managers, as forward sellers to offer and sell borrowed shares of Common Stock, having an aggregate gross sales price of up to $1,000,000,000, from time to time during the term of the Agreement.

WHEREAS, as of the date of this Amendment No. 1 shares of the Company’s Common Stock having an aggregate gross sales price of up to $1,000,000,000 remain available for issuance and sale under the Agreement.

WHEREAS, the Original Parties wish to amend the Agreement, among other things, in order to permit J.P. Morgan Securities LLC to act as a forward seller and JPMorgan Chase Bank, National Association, New York Branch to act as a Forward Purchaser under the Agreement and to modify the definition of certain defined terms set forth in the Agreement and used therein related to such appointment, and J.P. Morgan Securities LLC wishes to become a forward seller and JPMorgan Chase Bank, National Association, New York Branch wishes to become party to and Forward Purchaser under the Agreement, in each case with effect on and after November 18, 2021 (the “Effective Date”); and

WHEREAS, prior to the Effective Date, the Company conducted the transactions contemplated by the Agreement pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-256524) (the “Prior Registration Statement”), including a base prospectus dated May 27, 2021 (the “Prior Base Prospectus”) and a prospectus supplement dated May 27, 2021 (the “Prior Prospectus Supplement”), relating to the Shares (as defined the Agreement);

WHEREAS, the Company has prepared an automatic shelf registration statement (the “2021 Registration Statement”) on Form S-3ASR (File No. 333-261180), including a base prospectus dated November 18, 2021 (the “2021 Base Prospectus”), relating to certain securities, including the Common Stock, to be issued from time to time from the Company, and a prospectus supplement dated November 18, 2021 (the “2021 Prospectus Supplement”), specifically relating to the Shares;

WHEREAS, from the Effective Date, the transactions contemplated by the Agreement are to be conducted pursuant to the 2021 Registration Statement, the 2021 Base Prospectus and the 2021 Prospectus Supplement; and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1. Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2. Representation and Warranty. Each of the Company and the Operating Partnership, jointly and severally, represent and warrant to the Managers and the Forward Purchasers that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

Section 3. Amendment of the Agreement.

(a) On and after the Effective Date, references to the “Registration Statement” shall cease to refer to the Prior Registration Statement and shall instead refer to the 2021 Registration Statement.

(b) On and after the Effective Date, references to the “Base Prospectus” shall cease to refer to the Prior Base Prospectus and shall instead refer to the 2021 Base Prospectus.

(c) On and after the Effective Date, references to the “Prospectus Supplement” shall cease to refer to the Prior Prospectus Supplement and shall instead refer to the 2021 Prospectus Supplement.

(d) On and after the Effective Date, the references to “forward seller” in the Agreement shall refer to each of Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC.

(e) On and after the Effective Date, the references to “Forward Purchaser” in the Agreement shall refer to each of Citibank, N.A., Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Morgan Stanley & Co. LLC, Truist Bank and Wells Fargo, National Association.

(f) The cover of the Agreement is amended to include the name and address of JPMorgan Chase Bank, National Association, New York Branch, as follows, in addition to the names and addresses of the Forward Purchasers:

JPMorgan Chase Bank, National Association, New York Branch

383 Madison Avenue

New York, New York 10179

(g) Section 10 of the Agreement is amended to include “JPMorgan Chase Bank, National Association, New York Branch, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: EDG Marketing Support (email: edg_notices@jpmorgan.com; edg_ny_corporate_sales_support@jpmorgan.com), with a copy to Stephanie Little (email: stephanie.y.little@jpmorgan.com);

(h) The first paragraph of Annex I of the Agreement is amended in its entirety as follows:

“VICI Properties Inc., a Maryland corporation (the “Company”), and VICI Properties L.P., a Delaware limited partnership (the “Operating Partnership”), propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May 27, 2021, as amended by Amendment No. 1 to Equity Distribution Agreement, dated November 18, 2021 (as so amended, the “Equity Distribution Agreement”), between the Company and the Operating Partnership, on the one hand, and (i) Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC as sales agents, forward sellers (except in the case of Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated) and/or principals and (ii) Citibank, N.A., Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Morgan Stanley & Co. LLC, Truist Bank and Wells Fargo, National Association as forward purchasers, on the other hand, to issue and sell to [[•] and [•]] the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to [[•] and [•]] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].”

(i) The following paragraph is inserted as the final paragraph of Section 1:

“The Company has entered into a Master Transaction Agreement dated as of August 4, 2021, as amended and supplemented, if applicable, from time to time (the “Master Transaction Agreement”, which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented, if applicable, from time to time) with MGM Growth Properties LLC, a Delaware limited liability company (“MGP,” or the “Acquired Company”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (“MGP OP” and, together with MGP, collectively, the “Subject Companies” and, individually, a “Subject Company”), VICI Properties LP, a Delaware limited partnership (“Existing VICI OP”), Venus Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Existing VICI OP (“REIT Merger Sub”), VICI Properties OP LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“New VICI Operating Company”), and MGM Resorts International, a Delaware corporation (“MGM”). It is contemplated that, pursuant to and subject to the terms and conditions of the Master Transaction Agreement, MGP will merge with and into REIT Merger Sub, with REIT Merger Sub surviving the merger (the “REIT Merger”), and immediately thereafter REIT Merger Sub will merge with and into MGP OP, with MGP OP surviving the merger (the “Partnership Merger” and together with the REIT Merger, the “Acquisition”). At the effective time of the Partnership Merger, (i) all of the limited partnership units of MGP OP (other than the limited partnership units in MGP OP held by REIT Merger Sub or any subsidiary of MGP OP), all of which are held by MGM and certain of its subsidiaries, will be converted into the right to receive newly issued limited liability company units of New VICI Operating Company, which will serve as a new operating company for the Company, and (ii) following such conversion, New VICI Operating Company will redeem a majority of the newly issued limited liability company units of New VICI Operating Company held by MGM and/or certain of its subsidiaries for cash consideration.”

(j) Paragraph (nn) of Section 2 is amended in its entirety as follows:

“(nn) (i) The consolidated financial statements of the Company and, to the knowledge of the Company, the Acquired Company included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position of the Company and the Acquired Company, respectively, as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown; (ii) the combined statement of investments of real estate assets to be contributed to the Company included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes thereto, presents fairly in all material respects the real estate assets to be contributed to the Company as of the dates shown; and (iii) such financial statement of the Company and, to the knowledge of the Company, of the Acquired Company have been prepared in conformity with the generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except to the extent expressly otherwise stated in the related notes thereto, and the supporting schedules, if any, included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information stated therein

(k) Effective on or after the Effective Date and until the consummation of the Acquisition in accordance with, or the termination of, the Master Transaction Agreement, the following paragraphs are deemed to be included in the Agreement following paragraph (xx) of Section 2:

“(yy) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, to the knowledge of the Company, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Acquired Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(zz) The Master Transaction Agreement (i) has been duly authorized, executed and delivered by the Company and (ii) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; and the Acquisition and compliance by the Company with its obligations under the Master Transaction Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree.

(aaa) To the knowledge of the Company, all of the representations and warranties made by the parties to the Master Transaction Agreement are true and correct (without giving effect to any limitation as to “materiality” or similar limitation as set forth therein), except that any representations and warranties that expressly speak as of a particular date were true and correct (without giving effect to any limitation as to “materiality” or similar limitation as set forth therein) as of such particular date, except in each case where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect assuming the consummation of the transactions contemplated by the Master Transaction Agreement.”

(l) Paragraph (n) of Section 4 is amended in its entirety as follows:

“(n) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time thereafter that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) Shares are delivered to the applicable Manager(s) as principal(s) at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Managers’ or the Forward Purchasers’ request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information incorporated by reference into the Prospectus, the Company shall cause the accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus (the “Accountants”), or other independent accountants satisfactory to the Managers and the Forward Purchasers, forthwith to furnish the Managers and the Forward Purchasers a letter or letters, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers and the Forward Purchasers.”

(m) Section 11 is amended in its entirety as follows:

“(a) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

(b) Notwithstanding the foregoing, in the event that an entity acting as Forward Purchaser (the “Previous Forward Purchaser”) is replaced as a party hereunder by its affiliate (the “New Forward Purchaser”), then, from the date of such transfer/assignment, the New Forward Purchaser shall for all purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).”

(n) The section titled “Representations, Warranties and Agreements of Party B” in Section 3 of Annex II to the Agreement is amended to include:

“(w) Solely as it relates to the period prior to issuance and delivery by Party B to Party A of any Shares pursuant to this Confirmation, the right to potentially receive any Shares deliverable pursuant to the terms hereof, if the Settlement Method necessitates the delivery of Shares, shall not constitute ownership” or “Control” of Party B’s “Securities” for the purposes of Article VIII of the Articles.”

(o) Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares prior to the Effective Date or, except as otherwise provided herein, on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions) contained in the Agreement prior to the Effective Date.

Section 4. Applicable Law. This Amendment No. 1 will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

Section 5. Entire Agreement. The Agreement, as amended by this Amendment No. 1, supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership, the Managers and the Forward Purchasers with respect to the subject matter hereof.

Section 6. Execution in Counterparts, Electronic Signatures. This Amendment No. 1 may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this executed Amendment No. 1 by one party to another may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Managers and the Forward Purchasers.

Very truly yours, VICI Properties Inc.

By:	/s/ David A. Kieske
Name: David A. Kieske
Title: Executive Vice President, Chief Financial Officer and Treasurer

VICI Properties L.P. By: VICI Properties GP LLC, its general partner

By:	/s/ David A. Kieske
Name: David A. Kieske
Title: Treasurer

[VICI Properties EDA Amendment - Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Citigroup Global Markets Inc.

By:	/s/ Ari Glazer

Name: Ari Glazer
Title: Managing Director

As Manager

[VICI Properties EDA Amendment – Manager Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Barclays Capital Inc.

By:	/s/ Nicholas Cunningham

Name:	Nicholas Cunningham
Title:	Managing Director

As Manager

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

BofA Securities, Inc.

By:	/s/ Evan Ladouceur

Name:	Evan Ladouceur
Title:	Managing Director

As Manager

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn

Name:	Ryan Cunn
Title:	Managing Director

As Manager

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

J.P. Morgan Securities LLC

By:	/s/ Brett Chalmers

Name:	Brett Chalmers
Title:	Vice President

As Manager

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Morgan Stanley & Co. LLC

By:	/s/ Philip Kim

Name:	Philip Kim
Title:	Vice President

As Manager

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter

Name:	Christopher Walter
Title:	Managing Director

As Manager

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Stifel, Nicolaus & Company, Incorporated

By:	/s/ John Orem

Name:	John Orem
Title:	Managing Director

As Manager

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Truist Securities, Inc.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

As Manager

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Wells Fargo Securities, LLC

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

As Manager

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Citibank, N.A.

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this agreement

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Barclays Bank PLC

By:	/s/ Nicholas Cunningham
Name: Nicholas Cunningham
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this agreement

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Bank of America, N.A.

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this agreement

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Goldman Sachs & Co. LLC

By:	/s/ Michael Voris
Name: Michael Voris
Title: Partner

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this agreement

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

JPMorgan Chase Bank, National Association, New York Branch

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Vice President

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this agreement

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Morgan Stanley & Co. LLC

By:	/s/ Philip Kim
Name: Philip Kim
Title: Vice President

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this agreement

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Truist Bank

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this agreement

[VICI Properties EDA Amendment – Signature Page]

The foregoing agreement is

hereby confirmed and accepted

as of the date first written above.

Wells Fargo, National Association

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this agreement

[VICI Properties EDA Amendment – Signature Page]